Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the inclusion of our report dated May 9, 2023, with respect to the consolidated financial statements of Firefly Neuroscience, Inc., as of and for the year ended December 31, 2021, in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

/s/ TPS Thayer, LLC

Sugar Land, Texas

January 22, 2024